UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 13, 2005

ALPHA TECHNOLOGIES GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	000-14365	76-0079338

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11990 San Vicente Boulevard, Suite 350, Los Angeles, CA 90049
(Address of principal executive offices)

Registrant’s telephone number, including area code 310-566-4005

Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
SIGNATURES

INFORMATION TO BE INCLUDED IN THE REPORT

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)	On January 13, 2005, the Company received notice from the NASDAQ Listings Qualifications Department indicating that, due to the bid price of the Company’s common stock having closed below $1.00 per share for 30 consecutive business days, the Company no longer complies with the minimum $1.00 per share requirement for continued listing under NASDAQ Marketplace Rule 4310(c)(4).

In accordance with Marketplace Rule 4310(c)(8)(D), the Company has been provided 180 calendar days, or until July 12, 2005, to regain compliance. If, at anytime before July 12, 2005, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, the NASDAQ will notify the Company that it complies with the requirements for continued listing under Marketplace Rule 4310(C)(4).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

Alpha Technologies Group, Inc.
Date: January 14, 2005	By:	/s/ James J. Polakiewicz
James J. Polakiewicz
Chief Financial Officer (Principal Financial and Accounting Officer)